EX-99.8.ac.
AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement, dated December 1, 1999, as amended and novated, by and among, Allianz Life Insurance Company of North America, PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC (as novated from Allianz Global Investors Distributors LLC to PIMCO Investments LLC effective February 14, 2011, via that certain Novation of and Amendment to Participation Agreement dated October 27, 2010) is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

SCHEDULE A
(revised effective September __, 2012)

PIMCO Variable Insurance Trust Portfolios:

1.   PIMCO VIT All Asset Portfolio
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio
3.   PIMCO VIT Emerging Markets Bond Portfolio
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio
5.   PIMCO VIT Global Bond Portfolio (Unhedged)
6.   PIMCO VIT Global Multi-Asset Portfolio
7.   PIMCO VIT High Yield Portfolio
8.   PIMCO VIT Low Duration Portfolio
9.   PIMCO VIT Real Return Portfolio
10. PIMCO VIT Total Return Portfolio
11. PIMCO VIT Unconstrained Bond Portfolio
12. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement, as amended, as of September __, 2012.

Allianz Life Insurance Company of North America

By:    _________________________________
Name:
Title:

PIMCO Variable Insurance Trust

By:     ________________________________
Name:
Title:

PIMCO Investments LLC

By:     ________________________________
Name:
Title:

AMENDMENT TO INVESTOR SERVICES AGREEMENT

The Investor Services Agreement dated June 1, 2009 between Allianz Life Insurance Company of North America and Pacific Investment Management Company LLC is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

SCHEDULE A
(revised effective September  _, 2012)

Portfolio                                                                                                                   Rate

1.   PIMCO VIT All Asset Portfolio                                                                     25 bps
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio                            30 bps
3.   PIMCO VIT Emerging Markets Bond Portfolio                                            30 bps
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio                            30 bps
5.   PIMCO VIT Global Bond Portfolio (Unhedged)                                           30 bps
6.   PIMCO VIT Global Multi-Asset Portfolio                                                      35 bps
7.   PIMCO VIT High Yield Portfolio                                                                      30 bps
8.   PIMCO VIT Low Duration Portfolio                                                                 20 bps
9.   PIMCO VIT Real Return Portfolio                                                                     20 bps
10. PIMCO VIT Total Return Portfolio                                                                    20 bps
11. PIMCO VIT Unconstrained Bond Portfolio                                                      30 bps
12. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio                       35 bps

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the investor services agreement, effective as of September __, 2012.

Allianz Life Insurance Company of North America

By:    _________________________________
Name:
Title:

Pacific Investment Management Company LLC

By:     ________________________________
Name:
Title: